UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
December 10, 2010

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)
(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Election of Director
     On December 10, 2010, by vote of the Board of Directors of Thermo Fisher Scientific Inc. (the “Company”), Nelson Chai was elected a director of the Company. Mr. Chai was appointed to the Company’s Audit Committee.
     Mr. Chai is executive vice president, chief administrative officer and head of strategy of CIT Group Inc., a bank holding company that provides lending, advisory and leasing services to small and middle market businesses. He joined CIT Group in 2010. Previously, he was President, Asia-Pacific for Bank of America Corporation in 2009, and executive vice president and chief financial officer of Merrill Lynch & Co. from 2007 to 2009. Prior to that Mr. Chai was executive vice president and chief financial officer of NYSE Euronext from 2006 to 2007, and chief financial officer of Archipelago Holdings, L.L.C. from 2000 to 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 14th day of December, 2010.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary